Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(75,716,480)
Unrealized Gain (Loss) on Market Value of Futures	108,559,840
Dividend Income	22,402
Interest Income	20,146
ETF Transaction Fees	13,000
Total Income (Loss)	$32,898,908

Expenses
General Partner Management Fees	$490,925
Brokerage Commissions	124,050
Tax Reporting Fees	77,310
SEC & FINRA Registration Expense	37,654
NYMEX License Fee	16,364
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	10,543
Prepaid Insurance Expense	8,661
Legal Fees	4,898
Total Expenses	$783,556
Net Income (Loss)	$32,115,352

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$1,282,081,528
Additions (9,500,000 Units)	303,319,659
Withdrawals (6,400,000 Units)	(202,933,129)
Net Income (Loss)	32,115,352

Net Asset Value End of Month	$1,414,583,410
Net Asset Value Per Unit (43,400,000 Units)	$32.59

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612